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                                                                    Exhibit 4.5



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUCH SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS IN ACCORDANCE WITH SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                        GENAISSANCE PHARMACEUTICALS, INC.

         THIS WARRANT IS TO CERTIFY THAT RITCHIE LONG/SHORT TRADING LTD., a Cayman Islands exempted company, is entitled to purchase from Genaissance Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), 261,500 shares of Common Stock, par value $0.001 per share, of the Company (the "COMMON STOCK") for the Exercise Price described herein upon the terms and conditions set forth herein.

         Section 1. CERTAIN DEFINITIONS. As used in this Warrant, capitalized terms used herein shall have the following meanings:

         "AFFILIATE" shall mean, with respect to any particular Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such particular Person. For the purpose of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "BUSINESS DAY" shall mean any day except a Saturday, Sunday or other day on which banks in Chicago, Illinois are authorized or obligated by law or executive order to close.

         "CLOSING BID PRICE" shall mean, for any security as of any date, the last closing bid price for such security on the Principal Market as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security at 4:00 p.m. New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg, or, if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the Warrantholders representing a majority of the Warrant Shares issuable upon exercise of the Warrants then outstanding. All such determinations will be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.


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         "EXPIRATION DATE" shall mean June 30, 2009.

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind.

         "PERSON" shall mean an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity.

         "PRINCIPAL MARKET" shall mean the NASDAQ National Market, or if the Common Stock is not traded on the NASDAQ National Market, then the principal securities exchange or trading market for the Common Stock.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "WARRANT" shall mean this Warrant and any warrant(s) issued in substitution for this Warrant.

         "WARRANTHOLDER" shall mean Ritchie Long/Short Trading Ltd., as the initial holder of this Warrant, and any Affiliate of Ritchie Long/Short Trading Ltd. to whom this Warrant has been transferred in accordance with Section 10 hereof.

         Section 2. WARRANT SHARES; EXERCISE PRICE.

         (a) This Warrant may be exercised in accordance with SECTION 3 for 261,500 shares of Common Stock (such shares, as may be adjusted from time to time pursuant to SECTION 4, are referred to herein as the "WARRANT Shares").

         (b) The exercise price for each Warrant Share is $4.17 (such price, as may be adjusted from time to time pursuant to SECTION 4, is referred to herein as the "EXERCISE PRICE").

         Section 3. EXERCISE OF WARRANT.

         (a) Subject to SECTION 3(b), the Warrantholder may exercise this Warrant, in whole, but not in part, at any time beginning on the date hereof until and including the Expiration Date; provided, however, that in no event shall the Warrantholder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such proviso is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Warrantholder and its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Warrantholder and its Affiliates (including, without limitation, any convertible notes or preferred stock) subject to a limitation on conversion or exercise analogous

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to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock a Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written request of any Warrantholder, the Company shall promptly, but in no event later than one (1) Business Day following the receipt of such notice, confirm in writing to any such Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by such Warrantholder and its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

         (b) The Warrantholder shall exercise this Warrant by delivering to the Company at the address set forth on the signature page hereto (i) the Exercise Notice set out at the end of this Warrant, (ii) this Warrant and (iii) subject to Section 3(g), a cash payment equal to the aggregate Exercise Price by wire transfer to an account of the Company designated in writing by the Company to the Warrantholder.

         (c) Upon exercise of this Warrant and delivery of the Exercise Notice with proper payment relating thereto, the Company shall issue and deliver as soon as practicable (and in any case within four (4) Business Days thereafter) to the Warrantholder a stock certificate or certificates, duly executed by the Company, representing the Warrant Shares.

         (d) The stock certificate or certificates for the Warrant Shares to be delivered in accordance with this SECTION 3 shall be registered in the name of the Warrantholder or such other Person as shall be designated in the Exercise Notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other Person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as stockholders, as of the time said notice is delivered to the Company as aforesaid.

         (e) The Company shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this SECTION 3, including any transfer taxes resulting from the exercise of this Warrant by the Warrantholder and the issuance of the Warrant Shares to the Warrantholder hereunder.

         (f) Upon the exercise of this Warrant in accordance with the terms hereof, the Warrant Shares shall be validly issued, fully paid and non-assessable, and free from all Liens, other than Liens created by the Warrantholder.

         (g) The Warrantholder may, at its election exercised in its sole discretion, exercise this Warrant in whole, but not in part, and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate

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Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "CASHLESS EXERCISE"):


         Net Number = (A X B) - (A X C)
                      -----------------
                              B
                For purposes of the foregoing formula:

                           A= the total number of shares with respect to which this Warrant is then being exercised.

                           B= the Closing Bid Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

                           C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

         Section 4. ADJUSTMENT OF EXERCISE PRICE AND WARRANT SHARES.

         (a) If, at any time prior to the Expiration Date, the number of outstanding shares of Common Stock is (i) increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock or (ii) decreased by a combination of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Common Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Common Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

         (b) Upon each adjustment of the Exercise Price as provided in SECTION 4(a), the Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock that the Warrantholder was entitled to purchase prior to such adjustment and (ii) the quotient obtained by dividing (x) the Exercise Price existing prior to such adjustment by (y) the new Exercise Price resulting from such adjustment.

         Section 5. RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding shares of Common Stock (other than as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or material change of the outstanding shares of Common Stock) at any time prior to the Expiration Date, then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a price not to exceed the aggregate Exercise Price, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger by a holder of the number of shares of Common Stock purchasable by the Warrantholder immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

         Section 6. RESERVATION AND AUTHORIZATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant.

         Section 7. STOCK BOOKS. The Company will not at any time, except upon dissolution, liquidation or winding up or in accordance with SECTION 5, close its stock books so as to result in preventing or delaying the exercise of this Warrant during normal business hours.

         Section 8. LIMITATION OF LIABILITY. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase the Warrant Shares hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Company (whether such liability is asserted by the Company or creditors of the Company).

         Section 9. LEGEND. Each stock certificate representing Warrant Shares shall bear a legend substantially in the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND THE SECURITIES LAW OF ANY APPLICABLE STATE."

         Section 10. TRANSFER. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, the Warrantholder may transfer this Warrant, in whole, but not in part, to any of its Affiliates without the consent of the Company. Any such transfer shall be made at the office or agency of the Company at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Company, registered in the name of the assignee. Until registration of transfer hereof on the books of the Company, the Company may treat the Warrantholder as the owner hereof for all purposes.

         Section 11. REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO COMMON STOCK. The Company hereby represents, warrants, covenants and agrees as follows:

         (a) This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Warrant and to issue the Warrant Shares in accordance with the terms hereof. This Warrant constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         (b) All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges imposed by the Company with respect to the issuance thereof.

         (c) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 100% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant, and the par value of said shares will at all times be less than or equal to the applicable Exercise Price.

         (d) Subject to Section 5 hereof, the Company will not, by amendment of its Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant consistent with the tenor, purpose and specific language of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

         (e) The execution, delivery and performance of this Warrant by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the reservation for issuance and issuance of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or its bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its subsidiaries is a party other than any of the foregoing events listed in this clause (ii) which do not individually or in the aggregate have a material adverse effect on the Company; (iii) result in a violation of any law, rule, regulation, order or judgment (including, without limitation, federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound.

         (f) Subject to the filing of an additional listing application with the NASDAQ National Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Warrant.

         (g) Subject to Section 5 hereof, this Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         Section 12. LOSS, DESTRUCTION, ETC. OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new warrant of like tenor and representing the right to purchase the Warrant Shares.

         Section 13. AMENDMENTS. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the Warrantholders representing at least a majority of the number of Warrant Shares then subject to this Warrant or any warrant issued pursuant to Section 10 hereof. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         Section 14. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered
(a) when delivered personally, (b) if transmitted by facsimile when confirmation of transmission is received, (c) if sent by registered or certified mail, postage prepaid, return receipt requested, three Business Days after mailing or
(d) if sent by reputable overnight courier service, one Business Day after delivery to such service; and shall be addressed as follows:

IF TO THE COMPANY, TO:                WITH A COPY TO:
---------------------                 --------------

Genaissance Pharmaceuticals, Inc.     Wilmer Cutler Pickering Hale and Dorr LLP
Five Science Park                     60 State Street
New Haven, Connecticut 06511          Boston, Massachusetts 02109
Attention: Chief Financial Officer    Attention: Steven D. Singer, Esq.
Facsimile: (203) 786-3567             Facsimile: (617) 526-5000

IF TO THE WARRANTHOLDER, TO:          WITH A COPY TO:
---------------------------           --------------

Ritchie Long/Short Trading Ltd.       Katten Muchin Zavis Rosenman
c/o Ritchie Capital Management, LLC   525 West Monroe Street, Suite 1600
2100 Enterprise Avenue                Chicago, Illinois 60661
Geneva, Illinois 60134                Attention: Mark D. Wood, Esq.
Attention: Jim Park                   Facsimile: (312) 902-1061
Facsimile: (630) 761-0100

         Section 15. SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

         Section 16. INDEMNIFICATION.

         (a) To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Warrantholder, the directors, officers, partners, employees, agents, representatives of, and each person, if any, who controls any Warrantholder within the meaning of the Securities Act or the Exchange Act (each, an "INDEMNIFIED PERSON"), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnified Person as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty or breach of any covenant, agreement or obligation made by the Company in this Warrant or any other certificate, instrument or document contemplated hereby, (ii) in the event any Warrant Shares are registered in any registration statement of the Company, any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) in the event any Warrant Shares are registered in any registration statement of the Company, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Securities and Exchange Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein not misleading in light of the circumstances in which they were made, or (iv) in the event any Warrant Shares are registered in any registration statement of the Company, any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Warrant Shares pursuant to such registration statement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 16(a) shall not apply to an Indemnified Liability by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of a registration statement or any such amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Warrant Shares by the Warrantholders pursuant to Section 10.

         (b) To the fullest extent permitted by law, each Warrantholder, severally and not jointly, will, and hereby does, indemnify, hold harmless and defend the Company, each of its directors, each of its officers who signs the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, a "COMPANY INDEMNIFIED PERSON"), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Company Indemnified Person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "COMPANY INDEMNIFIED LIABILITIES"), incurred by any Company Indemnified Person as a result of, or arising out of, or relating to, (i) in the event any Warrant Shares are registered in any registration statement of the Company, any untrue statement or alleged untrue statement of a material fact contained in such registration statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) in the event any Warrant Shares are registered in any registration statement of the Company, any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Securities and Exchange Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein not misleading in light of the circumstances in which they were made (the matters in the foregoing clauses (i) and (ii) being, collectively, "OTHER VIOLATIONS"), if and to the extent (and only to the extent) such Other Violations were made in reliance upon and in conformity with information relating to such Warrantholder furnished in writing to the Company by such Warrantholder specifically for use in connection with the preparation of such registration statement or any such amendment thereof or supplement thereto; provided, however, that the Warrantholder shall be liable under this Section 16(b) for only that amount of a Company Indemnified Liability as does not exceed the net proceeds to such Warrantholder as a result of the sale of Warrant Shares pursuant to such registration statement giving rise to such Company Indemnified Liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company Indemnified Person and shall survive the transfer of the Warrant Shares by the Warrantholders pursuant to Section 10.

         (c) The indemnification required by this Section 16 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities or Company Indemnified Liabilities are incurred.

         (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 16 to the fullest extent permitted by law, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Warrantholder on the other in connection with the statements or omissions which resulted in any Indemnified Liabilities or Company Indemnified Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Warrantholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Warrantholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Warrantholder agree that it would not be just and equitable if contribution pursuant to this Section 16(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) Any party entitled to contribution or indemnification under this
Section 16 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution or indemnification may be made against another party or parties under this Section 16, notify such party or parties from whom contribution or indemnification may be sought, but the omission so to notify such party or parties from whom contribution or indemnification may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 16. No party shall be liable for contribution or indemnification with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No indemnifying party shall, without the prior written consent of the Indemnified Person or Company Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person or Company Indemnified Person of a release from all liability in respect to such claim or litigation.

         Section 17. GOVERNING LAW. This Warrant and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware (other than its conflicts of law provisions).

         Section 18. NO STOCKHOLDER RIGHTS WITH RESPECT TO WARRANT SHARES. Until the Warrant Shares subject to this Warrant are issued to the Warrantholder upon exercise of this Warrant, the Warrantholder shall have no right to vote the Warrant Shares in connection with any matters to which holders of Common Stock are entitled to vote and shall have no rights as a stockholder of the Company with respect to the Warrant Shares.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of June 30, 2004.

                                  GENAISSANCE PHARMACEUTICALS, INC.,
                                  a Delaware corporation


                                  By: /s/ BEN D. KAPLAN
                                      -----------------------------------------
                                      Name:  Ben D. Kaplan
                                      Title: Senior Vice President & CFO

                                  Address:

                                  Five Science Park
                                  New Haven, Connecticut 06511
                                  Attention: Chief Financial Officer
                                  Fax: (203) 786-3567


AGREED AND ACKNOWLEDGED
AS OF JUNE 30, 2004:

RITCHIE LONG/SHORT TRADING LTD.,
a Cayman Islands exempted company


By: /s/ JIM PARK
    --------------------------------------------
    Name:  Jim Park
    Title: Authorized Signatory







                                 SIGNATURE PAGE
                                     TO THAT
                                     WARRANT

                                 EXERCISE NOTICE

                 (to be executed only upon exercise of Warrant)

To: Genaissance Pharmaceuticals, Inc.
    Five Science Park
    New Haven, Connecticut 06511
    Attention: Chief Financial Officer

         The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase all of the Warrant Shares covered by such Warrant and herewith [makes payment] or [elects to make a Cashless Exercise] of the aggregate Exercise Price as provided for in such Warrant.

         The Warrant Shares shall be registered in the name of the following
Person:

----------------------------------.


         Dated:                            Name:
               -------------------               ------------------------------

                                           Signature:
                                                     --------------------------

                                           Address:
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